EXHIBIT 23E(2) DEALER AGREEMENT

                       THE SHEPHERD LARGE CAP GROWTH FUND

                                DEALER AGREEMENT


February 1, 2002

Rushmore Securities Corporation
One Galleria Tower
13355 Noel Road, Suite 300
Dallas, Texas 75240


Rushmore Securities Corporation ("Rushmore") has entered into a distribution agreement (the "Distribution Agreement"), dated March 1, 2001 with Dominion Funds, Inc. ("the Fund") in which Rushmore has agreed to act as distributor (the "Distributor") of shares of The Shepherd Large Cap Growth Fund (formerly The Dominion Insight Growth Fund) series ("Series") of the Fund. For purposes of the Agreement, the term ("Shares") shall mean the authorized shares of the Series. This Dealer Agreement shall herein be referred to as the "Agreement."

1. ROLE OF RUSHMORE. Pursuant to the Distribution Agreement, we have agreed to use our best efforts to make arrangements for securities dealers ("Authorized Dealers"), which can make the representations set forth in
     Section 6 of this Agreement to solicit from the public orders to purchase Shares. This will confirm our mutual agreement as to the terms and conditions applicable to your participation as an Authorized Dealer. You understand (a) that we may, at any time at our option, act as an Authorized Dealer, (b) that we are seeking to enter into this agreement in counterparts with you and certain other securities dealers, which also may act as Authorized Dealers, (c) that, except as we may otherwise agree with you, we may enter into agreements (which may or may not be the same as this agreement) with other Authorized Dealers, (d) that the Fund and we may modify, suspend, terminate, or withdraw entirely the offering of Shares at any time without giving notice to you pursuant to Section 14 and without incurring any liability or obligations expressly assumed by us herein. All purchases of Shares from, and redemptions of Shares by the Fund shall be effected through us acting on behalf of the Fund. You understand that we shall have no obligation to sell Shares to you at such times as we are not acting as Distributor for the Shares.

2.   ROLES OF AUTHORIZED DEALERS.

     (a) As an Authorized Dealer, you shall have no obligation to purchase or sell or to solicit the purchase or sale of Shares. As, when and if you determine to purchase Shares or you receive a customer order for the purchase of Shares and you

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          determine to accept such order,  you shall comply with the  procedures for the purchase of Shares set forth in the relevant Prospectus and Statement of Additional Information (the "SAI") as most currently amended or supplemented. The procedure relating to the handling of orders shall be subject to such further instructions, as we shall forward to you in writing from time to time.

     (b) You agree to offer Shares to the public at the then-applicable offering price and subject to the minimum investment amount set forth in the relevant Prospectus and SAI, subject to any waivers or reductions of sales load (the "Sales Load") or dealer allowances (the "Dealer Allowances") as described in the relevant Prospectus and SAI as amended from time to time. Any amendment to a Prospectus and SAI which affects the Sales Load, Dealer Allowances, waivers or discounts shall not affect the Sales Loads, Dealer Allowances, discounts, or waivers with respect to sales on which orders have been accepted by us prior to the date of notice of such amendment. Your placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby. The fund and Rushmore reserve the right to modify any minimum investment requirements, subsequent investment requirements, the manner in which Shares are offered and the Sales Load rates applicable to future purchase of Shares. You also acknowledge that the amounts charged to the public for Shares may include such transaction fees ("Transaction Fees") as may be described in the relevant Prospectus and SAI. In addition, you may make available Shares through a "no transaction fee" program, to the extent permitted in the relevant section of the Prospectus and SAI. Rushmore shall make a reasonable effort to notify you of any re-determination or suspension of the public offering price, but Rushmore shall be under no liability for failure to do so. Reduced Sales Loads also may be available as a result of a cumulative discount or pursuant to a right of accumulation as set forth in the relevant Prospectus or SAI. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced Sales Loads.

     (c) You agree to purchase Shares from us only to cover purchase orders already received from your customers, or for your own bona fide investment. You will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding. All orders for Shares are subject to acceptance or rejection by Rushmore or the Fund in the sole discretion of either.

     (d) In purchasing Shares through us, you shall rely solely on the presentations contained in the relevant Prospectus and SAI and any supplemental sales material. We will indemnify you and hold you harmless as to any representations made in the then-current Prospectus, SAI and any other supplemental material, which we supply to you and you have not altered. You will not furnish to any person any information relating to the Shares, the Fund, and any series or us that is inconsistent with information contained in the relevant Prospectus an SAI, or any printed information issued by the Fund or us as information supplemental to such

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          prospectus  and SAI or cause  any  advertisement  to be  published  or posted in any public place without our consent and the consent of the Fund.

     (e) In all sales of Shares to the public, you shall act as dealer for your own account, whether as agent or as principal. Nothing herein shall be deemed to constitute you or any other Authorized Dealer as our agent or the Fund's agent. You agree not to act as our agent and not to claim to act as our agent or as agent to any of the foregoing. You shall be deemed to be an independent contractor and you shall have no authority to act for or represent the Fund. You will not act as an "underwriter" or "distributor" of Shares, as those terms are used in the Investment Company Act of 1940, as amended (the "Investment Company Act") the Securities act of 1933, as amended (the "Securities Act"), and rules and regulations there under. You agree to buy Shares only through us and not from any other source and to sell Shares only to us, as the Fund's redemption agent, and not to any other purchaser.

     (f) You agree to accept orders for the redemption of Shares and to transmit to the Fund such orders and all additional material required to complete the redemption as described in the relevant Prospectus and SAI.

     (g) You agree that we shall have full authority to act upon your express instructions to repurchase or exchange Shares through us on behalf of your customers under the terms of your conditions provided in the relevant Prospectus an SAI. You agree to hold us, our parent company, subsidiaries, affiliates, and their respective officers, directors, employees, and agents harmless as a result of any action taken with respect to authorized repurchases or exchanges upon your express instructions.

3.   COMPENSATION.

     (a) You will be entitled to receive that portion of the Sales Load allocated to Authorized Dealers as set forth in the relevant Prospectus and SAI in connection with purchases of Shares affected by or through you. You acknowledge that the relevant Prospectus and SAI will set forth a description of waivers or reduction of the Sales Load or Transaction Fees, if any, to which you are entitled, after deduction of the portion allocated to us, which was received by us and not yet paid to you.

     (b) If payment in Federal Funds is not received by the third business day after the execution of the order, Rushmore reserves the right, without any notice, to cancel the sale and to hold you responsible for any loss, including loss of profits, suffered by Rushmore or by the Fund resulting from such failure.

4. ORDERS AND PAYMENT FOR SHARES. Upon receipt from you for any order to purchase Shares and if a new account, receipt of a fully executed Account Application, we shall confirm such order to you in writing or by wire to be followed by a confirmation in writing. If

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     any such orders are faxed to the Transfer  Agent,  they must be transmitted no later than 4:00 p.m. Easter Standard Time. Any faxes sent to the Transfer Agent must be followed with a phone call to confirm receipt. Additional instructions may be forwarded to you from time to time. Payment for Shares ordered from us shall be made in Federal Funds and must be received by the Fund's agent, Fund Services, Inc., within three business days of a receipt and acceptance made by us of an order. You agree that before transmitting investors' funds, you will comply with Rule15e2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

5. BLUE SKY REGISTRATION. The Fund has registered an indefinite number of Shares under the Securities Act. Upon application by you, we shall inform you as to any advice received by us concerning the jurisdictions in which the Shares have been registered for offer or sale or are exempt under the securities or blue sky laws of such jurisdictions, but we assume no obligations or responsibility as to your right to offer or sell Shares in any jurisdiction (other than under the federal laws of the United States). You agree to offer Shares only in those states in which the Shares are registered for offer or sale or exempt under the securities or blue-sky laws of such state. You acknowledge that you may not offer or sell Shares outside the United States, its territories or its possessions, and you agree to take, at your expense, such action if any as may be necessary to comply with the laws of such foreign jurisdictions.

6. REPRESENTATION, WARRANTIES AND UNDERTAKINGS. You represent and warrant to and undertake this:

     (a) You are familiar with Securities Act Release No. 4968, Rule 15e2-8 under the Exchange Act, Section 4 of Securities Act and Section 34(3) of the Investment Company Act relating to the distribution and delivery of preliminary and final prospectuses and will comply therewith. You will deliver thereafter to any customer whose Shares you are holding as record holder copies of the annual and interim reports and proxy solicitation materials relating to the Shares.

     (b) You agree to keep an accurate record of distributions (including dates, number of copes and persons to whom sent) of copies of any prospectus (an any SAI) for each Series of the Fund (or any amendment or supplement) and promptly upon request by Rushmore, to bring all subsequent changes to such prospectus to the attention of anyone to whom such material shall have been distributed. You further agree to furnish to persons who receive a confirmation of sale of Shares of any Series of the Fund a copy of the relevant Prospectus for such Series of the Fund filed pursuant to Rule 497 under the Securities Act. You further agree to furnish a copy to the relevant SAI to anyone who request it within three business days of your receipt of the request.

     (c) You will make all reasonable efforts to obtain proxies from such purchasers whose Shares you are holding as record holder. Additional copies of a Series' Prospectuses, SAI annual or interim reports, proxy solicitation materials any other

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          printer information  supplemental to such material will be supplied as reasonably requested.

     (d) You are a broker/dealer registered with the Securities and Exchange Commission (the "SEC") and a member in a good standing of the National Association of Securities Dealers, Inc. (the "NASD") or, in the alternative, you are a foreign dealer or bank, not required to be registered as a broker/dealer with the SEC and not required or eligible to be a member of the NASD. If you are such a NASD member, you agree that in making sales of Shares of the one or more Classes of Shares of each Series of the Fund, you will comply with all applicable rules of the NASD, including without limitation, rules pertaining to the opening, approval, supervision and monitoring of customer accounts, the NASD's interpretation with respect to Free-riding and Withholding and Sections 2730, 2740 and 2750 of the NASD's Conduct Rules as though you were a member in good standing of the NASD and to comply with Section 2420 of such Conduct Rules as it applies to a nonmember broker or dealer in a foreign country. You agree to abide by all other rules, and Regulations of the NASD, including Section 2830 of its Conduct Rules, and all applicable state and Federal laws, rules and regulations. Your acceptance also constitutes a representation that you have been duly authorized by proper corporate or partnership action to enter into this Agreement and to perform your obligations hereunder. You will not accept any orders from any broker, dealer or financial institution that is purchasing Shares from you with a view towards distribution unless you have obtained such person's or entity's written consent to be bound by the terms of this agreement.

     (e) You undertake to comply with respect to your offering of Shares to the public pursuant to this agreement, with all Applicable provisions of the Securities Act, the Exchange Act the Investment Company Act, the rules and regulations under these Acts and with applicable rules of the NASD.

     (f) You represent that any compensation payable to you hereunder (i) will be disclosed to your customers; (ii) will be authorized by your customers; and (iii) will not result in an excessive fee to you. In addition, if an issue relating to a Class 12b-1 Plan (as defined below) is submitted for shareholder approval, you will vote any Shares held for your own account in the same proportion as the vote of the Shares held by your customers on such issue. You further represent that in effecting the purchase or redemption of Shares in accordance with the terms of this Agreement: a (i) you shall act solely as agent for the account of your customer, (ii) purchase of redemption of Shares shall be initiated solely upon the instruction and order of your customer; (iii) the customer will have full beneficial ownership of any Shares purchases upon its authorization and order; and (iv) all transactions shall be for the account of the customer and under no circumstances for your account, and shall be without recourse to you. Under no circumstances will you make any oral or written representation to the contrary.

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7.   12B-1 PLAN.  Those  series or classes set forth as having a 12b-1 Plan have adopted a plan to pursuant to Rule 12b-1 under the Investment Company Act (a "12b-1 Plan") as described in the relevant Prospectus and SAI. To the extent you provide services of the type contemplated by a 12b-1 Plan, you may be entitled to receive compensation from us as set forth in that Plan, but only in the manner disclosed in the relevant Prospectus and SAI. All compensation, including fees under the 12b-1 Plan, shall be payable to you only to the extent that funds are received and are in the possession of the Distributor.

8.   SHAREHOLDER SERVICING PLAN. Not presently available.

9. INDEMNIFICATION. The parties to this Agreement hereby agree to indemnify and hold harmless each other, their officers and directors, and any person who is or may be deemed to be a controlling person of each other, from and against any losses, claims, damages, liabilities, or expenses (including any reasonable fees of counsel) to which any person or entity may become subject in so far as such losses, claims, damages, liabilities, or expense (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of material fact, or any commission to state a material fact made or omitted by it herein, or (b) any willful misfeasance or gross misconduct by it in the performance of its duties and obligations hereunder.

10. NSCC INDEMNITY SHAREHOLDER AND HOUSE ACCOUNTS. In consideration of the Distributor liquidating, exchanging and/or transfer of uncertified Shares for your customers without the use of original or underlying documentation supporting such instruction (e.g. a signed stock power or signature guarantees), you hereby agree to indemnify the Distributor and the Fund against any losses, including reasonable attorney's fees, that may arise from such liquidation, exchange an/or transfer or uncertificated Shares upon your direction. This indemnification shall apply only to the liquidation, exchange and/or transfer or uncertificated Shares in a shareholder and house accounts executed as wire orders transmitted via NSCC's Fund/SERV system. You represent and warrant to the Fund and the Distributor that your customers shall authorize all such transactions.

11. TERMINATION. Either party to this agreement may cancel this Agreement by written notice to the other party. Such cancellation shall be effective upon receipt of such notice.

12. REPRESENTATIONS TO SURVIVE. The agreements, representations, warrantees and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, to the extent permitted by applicable law, regardless of any investigation made by or on behalf of us or any Authorized Dealer. The provisions of Section six and nine of this Agreement shall survive the offer and sale of the Shares and the termination or cancellation of this Agreement, to the extent permitted by applicable law.

13. NO ASSOCIATION. Nothing herein contained constitutes as agreement to become partners with you or any other Authorized Dealer, but you shall be liable for your proportionate share of any tax, liability or expense based on any claim arising from the sale of Shares under this Agreement. You and we hereby agree that there is no intent to form a partnership, and agree not to take any position inconsistent with that intent. We shall not

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     be under any liability to you, except for obligations  expressly assumed by us in this Agreement and liabilities under Section 11(f) of the Securities Act, and no obligations on our part shall be implied or inferred here from.

14. RECORD KEEPING. You will maintain all records required by law to be kept by you relating to transactions in the Shares and, upon request by the Fund, promptly make such of these records available to the Fund, that the Fund may reasonably request in connection with its operations.

15. NOTICES. Notices hereunder shall be deemed to have been duly given if delivered by hand of facsimile (a) if to you, at your address or facsimile number set forth below and (b) if to us, to Rushmore Securities Corporation, 13355 Noel Rd. Suite 300, Dallas, TX, 75240; attention Doug Powell, (800) 687 9494.

16. AMENDMENTS. We may modify this Agreement at any time by written notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed to be acceptance by you of the modification described in such notice.

17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

18. ARBITRATION. Any controversy or claim arising cut of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Rules of NASD. Such arbitration shall be commenced within one year after the cause of action forming the basis of the controversy or claim accrued. The arbitration shall be conducted in Dallas, TX before three arbitrators, all of who shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Please confirm your agreement by signing and returning to us the two enclosed duplicate copies of this Agreement. Upon our acceptance hereof, the Agreement shall constitute a valid and binding contract between us. After our acceptance, we will deliver to you fully executed copy of this Agreement.

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                            Rushmore Securities Corp.

                                        By:__________________________________

                                             Name:___________________________
                                             Title:__________________________


Confirmed:


--------------------------------------------------------
             (Name of Authorized Dealer)


Date: ________________________________


By: ______________________________________________________
             (Authorized Signature)
Title:  _____________________________________________________


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Address


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Fax Number

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Telephone Number

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Firm Taxpayer Identification Number

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